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                                                                     EXHIBIT 5.1



                                                                    313.393.7394
                                                         staeblerm@pepperlaw.com


                                November 27, 2002


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549


       Re:  Aastrom Biosciences, Inc. Registration Statement on Form S-2


Gentlemen:

               We have acted as special counsel to Aastrom Biosciences, Inc., a Michigan corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a registration statement on November 27, 2002 of the Company on Form S-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the proposed issuance by the Company of shares of the Company's Common Stock (the "Shares") covered by the Registration Statement.

               In this connection, we have examined the Registration Statement, including the exhibits thereto, the originals or copies, certified or otherwise identified to our satisfaction, of the Restated Articles of Incorporation and the By-Laws of the Company amended to date, resolutions of the Company's Board of Directors and such other documents and corporate records relating to the Company, and the issuance and sale of the Company's Common Stock as we have deemed appropriate. The opinion expressed herein is based exclusively on the applicable provisions of the Michigan Business Corporation Act as in effect on the date hereof.

               On the basis of the foregoing, we are of the opinion that the Shares, assuming payment is made in accordance with the prospectus, will be duly authorized, validly issued, fully paid, and non-assessable.

               We hereby consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement and to the filing of this opinion as an exhibit to the Registration


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Securities and Exchange Commission
Page 2
November 27, 2002



Statement. Such consent does not constitute a consent under Section 7 of the Act, since we have not certified any part of such Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.


                                       Very truly yours,


                                       PEPPER HAMILTON LLP


                                       By:     /s/ MICHAEL B. STAEBLER
                                          --------------------------------------
                                                   Michael B. Staebler